UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2011

EMTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Diamond Road, Springfield, NJ  07081

(Address of principal executive offices)   (Zip Code)

(215) 552-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 22, 2011, George Houck will assume the role of Chief Accounting Officer of the Company.  Since September 2010, Mr. Houck, age 50, has been Director of Financial Reporting and Controller of the Federal Business for the Company.  Effective November 22, 2011, Sam Bhatt will no longer serve as Chief Accounting Officer of the Company, but Mr. Bhatt will remain the Company’s Vice President of Finance and Secretary.  Prior to September 2010 and from July 2008, Mr. Houck served as an accounting consultant for various companies including Emtec.  Prior to July 2008 and from September 2004, Mr. Houck provided advisory services with KPMG as a Manager in the transaction services group.  Other prior positions held by Mr. Houck include Senior Manager for Haverford Capital Advisors, Manager and Managing Director for Acquisition Management Services and a Manager in KPMG’s tax department.  Mr. Houck graduated from Villanova University with a Bachelor’s degree in accounting and is a licensed Certified Public Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMTEC, INC

Date: November 23, 2011	By:	/s/ Greg Chandler
Name: Greg Chandler
Title: Chief Financial Officer